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Exhibit 21

SUBSIDIARIES OF SPHERION CORPORATION

        Following is a list of the direct and indirect subsidiaries of Spherion Corporation a Delaware corporation. Certain inactive subsidiaries have been excluded from the list below as such subsidiaries, when considered in the aggregate as one subsidiary, would not constitute a "significant subsidiary." All active subsidiaries do business under their corporate name listed below, or close derivatives thereof, except where indicated otherwise:

3736008 Canada Inc.	Canada
6063721 Canada Inc.	Canada
Comtex Information Systems, Inc.	Delaware
Human Resource Capital Group Inc.	Canada
NorCross Holdings LLC	Delaware
NorCross Teleservices L.P.	Delaware
Norrell Corporation	Delaware
Norrell Health Care, Inc.	Georgia
Norrell Resources Corporation	Delaware
Norrell Services, Ltd	Canada
Norrell Temporary Services, Inc.	Georgia
Plusbox Limited	United Kingdom
RTO Insurance Limited	Bermuda
Spherion Assessment Inc. North	Carolina
Spherion Atlantic Enterprises LLC *	Delaware
Spherion Atlantic Operations LLC *	Delaware
Spherion Atlantic Resources LLC *	Delaware
Spherion Atlantic Workforce LLC *	Delaware
Spherion (Europe) Inc.	Delaware
Spherion Financial Corporation	Delaware
Spherion Holdings Ltd.	Cayman Islands
Spherion Ltd	Ireland
Spherion Operations Inc.	Delaware
Spherion Pacific Enterprises LLC *	Delaware
Spherion Pacific Operations LLC *	Delaware
Spherion Pacific Resources LLC *	Delaware
Spherion Pacific Workforce LLC *	Delaware
Spherion Panama S.A.	Panama
Spherion Technology (UK) Limited	United Kingdom
Spherion U.S. Inc.	Florida
Spherion Worldwide Holding B.V.	Netherlands

  *
  Also do business as:

  Spherion—Staffing Services
  Spherion—Outsourcing
  Spherion—Technology
  Spherion—Professional Recruiting
  Spherion—Professional Services
  Spherion—Human Capital Consulting
  Spherion—Legal
  Spherion—HR Consulting

  Norrell
  Bossler Hix
  Enthusian
  Personnel Pool

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SUBSIDIARIES OF SPHERION CORPORATION